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                                                                    EXHIBIT 10.1


                ST GROUP MANAGEMENT & SUPPORT SERVICES AGREEMENT


THIS AGREEMENT is made the 1st day of November 1999


BETWEEN:

(1) SINGAPORE TECHNOLOGIES PTE LTD, a company incorporated in Singapore and having its registered office at 51 Cuppage Road, #09-01 StarHub Centre, Singapore 229 469 ("STPL"); and

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its registered office at 60 Woodlands Industrial Park Street 2, Singapore 738 406 ("the Company").


WHEREAS :

(A) STPL is a majority shareholder of the Company, and the corporate headquarters for the Singapore Technologies group of companies and provides administrative and support services to its related companies within and outside Singapore.

(B) STPL has invaluable experience in the fields of finance, treasury, investment risk review, governmental relations, business development, management information systems, human resources management and development, legal and corporate secretarial matters and internal audit. STPL is also able to offer the Company the benefits of a global network. Further, the "Singapore Technologies" name, affiliation to STPL and STPL's wide spectrum of industries provide the Company with operational and financial leverages (such as improved credit rating, easier access to funding and lower cost of borrowing) in its dealings with external parties ("STPL Franchise").

(C) STPL and the Company acknowledge that the centralisation of support staff in STPL enables them to share the cost of business services, enhance communication and eliminate duplication of efforts.





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NOW IT IS HEREBY AGREED as follows:

1.      CORPORATE SERVICES & SUPPORT

1.1 STPL shall maintain throughout the duration of this Agreement a staff of personnel with acknowledged proficiency in their respective fields who shall render the Services, as defined in Clause 1.2 below and according to the headcounts allocated, to the Company. STPL shall also continue to work on strengthening and improving its global network and reputation for the benefit of the ST group of companies.

1.2 "Services" shall refer to services in the areas specified in the Appendix attached.

1.3 In addition to the Services mentioned in Clause 1.1 above, the Company may request STPL to render additional specific services relating to specific projects, or require personnel from STPL to be seconded or assigned to the Company or its subsidiaries for an agreed period of time. In such events, the said additional services shall be invoiced on a case by case basis at terms and conditions to be mutually agreed between the parties.


2.      CONSIDERATION

2.1 In consideration of the Services provided by STPL hereunder, the Company agrees to pay ST such amount (the "Consideration") to be determined at the beginning of each year in accordance with the Appendix. The method and basis of determination of the Consideration shall be reviewed by the parties every 3 years. STPL and the Company may upon mutual agreement, delete any of the Services specified in the Appendix or add new Services to the Appendix, in which event that Consideration shall be adjusted accordingly by mutual agreement. Any variation shall be subject to the written agreement of both parties.

2.2 The Company shall pay to STPL the Consideration in four equal advance instalments upon presentation by STPL of its invoices at the beginning of each financial quarter.

2.3 All payments by the Company to STPL shall be made in full in Singapore Dollars within thirty (30) days of the date of invoice, without set-off or deduction of taxes, duties, assessments or other charges of any kind or description. The Company shall bear all goods and services tax payable on the supply of the Services.



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3.      TERM AND TERMINATION

3.1 This Agreement shall take effect from the date hereof and shall remain valid until terminated pursuant to Clauses 3.2 and 3.3 below.

3.2 If the Company fails to effect payment of the Consideration in accordance with Clause 2, and such default shall not be remedied within fourteen (14) days after written notice of such default is given by STPL to the Company, then at any time after the expiration of such period of fourteen (14) days, STPL may give written notice to the Company of its desire to terminate this Agreement, whereupon this Agreement shall terminate on the date specified in such notice.

3.3 The parties agree that this Agreement shall terminate forthwith in the event the Company ceases to be a subsidiary of STPL.

3.4 The termination of this Agreement howsoever caused shall be without prejudice to any obligations, rights or remedy which have accrued prior to such termination and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or continue in effect after such termination.


4.      CONFIDENTIALITY

        Except as authorised in writing by the respective party, each party shall keep secret and shall not at any time, whether during or after this Agreement, use for its own or any other person's advantage or reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings, or any secret or confidential information concerning the organisation, business or undertaking of the other party or any of its subsidiaries or associated companies.


5.      SEVERABILITY

        If any provision in this Agreement at any time shall be deemed invalid, illegal or unenforceable in any respect under Singapore law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provision of this Agreement and this Agreement shall be construed as if such invalid or illegal or unenforceable provision had been severed from the Agreement.



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6.      GENERAL

6.1 This Agreement contains the entire agreement between the parties in respect to the subject matter hereof and supersedes and cancels any and all previous negotiations, offers, agreements (whether written or oral) in respect thereto.

6.2 This Agreement or any rights and liabilities hereunder may not be assigned or transferred by either party hereto without the prior written consent of the other party hereto.

6.3 No failure or delay on the part of either party hereto in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right or power preclude any other or further exercise of any right or power hereunder.


7.      GOVERNING LAW

7.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore.

7.2 Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which Rules are deemed to be incorporated by reference into this Clause.




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IN WITNESS WHEREOF the parties have caused their duly authorised representatives to set their hands.



Signed by Gan Chee Yen                      )
for and on behalf of                        )
SINGAPORE TECHNOLOGIES  PTE LTD             )
in the presence of:-                        ) /s/ Gan Chee Yen
                                            ) ---------------------



/s/ Karen Chang
-----------------------------
Name: Karen Chang




Signed by BARRY WAITE, President & CEO      )
for and on behalf of                        )
CHARTERED SEMICONDUCTOR                     )
MANUFACTURING LTD                           )
in the presence of:-                        ) /s/ Barry Waite
                                            ) ---------------------



/s/ Chia Song Hwee
-----------------------------
Name:  CHIA SONG HWEE
Chief Financial Officer





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                                    APPENDIX

                          COMPUTATION OF CONSIDERATION

The Consideration payable to STPL shall be calculated on the following basis:

---------------------------------------------------------------------------------------
       DESCRIPTION OF SERVICES                    FEE BASIS             AMOUNT (S$'000)
---------------------------------------------------------------------------------------
1      Corporate Secretarial Work

       Comprising corporate secretarial            Co Secretary + 2               280
       support for CSM, CSP and SMP                equivalent headcount
                                                   cost
---------------------------------------------------------------------------------------

2      Executive Resource Support

       Comprising support provided to CSM          1 1/2 equivalent               200
       Executive Resource and Compensation         headcount cost
       Committee ("ERCC") in the design and
       implementation (including benchmarking)
       of compensation structure for executives;
       and together with CSM, support to CSM
       ERCC in the implementation of decisions
       and support for administration of
       compensation of executives under CSM ERCC

---------------------------------------------------------------------------------------

3      Internal Audit

       Comprising continuing audit plans,          2 equivalent                   220
       monitoring statutory compliance and
       headcount cost compliance with relevant
       procedures and policies.

---------------------------------------------------------------------------------------

4      Finance

       Comprising treasury related activities,     1 1/2 equivalent               300
       risk management, and accounting headcount
       cost systems, policies, guidelines and
       procedures

---------------------------------------------------------------------------------------



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
---------------------------------------------------------------------------------------

5      Information Technology                      Based on                       520
                                                   reimbursement of its
                                                   share of group wide
                                                   licences and IT
                                                   infrastructure (eg
                                                   Lotus Notes,
                                                   Hyperion).

---------------------------------------------------------------------------------------

6      STPL Franchise

       Comprising benefits derived from the        Based on 0.25% of            5,750
       STPL global network and affiliation to      Group Sales or
       STPL, and                                   S$5mil, whichever is
                                                   lower.

       Financial leverage such as bank             Based on 0.5% of ST
       guarantee support, provision of standby     Financial Support or
       credit facilities, improved credit          S$5mil, whichever is
       rating, easier access to funding and        lower.
       lower cost of borrowing.
                                                   GRAND TOTAL                  7,270

---------------------------------------------------------------------------------------




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Where :

CSM means the Company.

CSP means Chartered Silicon Partners Pte Ltd, a company incorporated in Singapore and in which CSM holds 51% of its share capital. For as long as CSM holds at least 51% of CSP's share capital, CSP shall be deemed a subsidiary of CSM.

SMP means Silicon Manufacturing Partners Ptd Ltd, a company incorporated in Singapore and in which CSM holds 49% of its share capital. SMP shall not be deemed a subsidiary of CSM.

Group Sales means the Company and its subsidiaries' worldwide actual sales. As the Consideration is payable in advance, the Consideration for this Service shall be determined based on the Company and its subsidiaries' worldwide planned sales at the beginning of the year, and at the end of the year, the final Consideration payable for such Service shall be determined based on the actual sales. STPL shall refund to the Company any excess payment and the Company shall make payment to STPL of any shortfall in payment within fourteen (14) days after the determination of the final Consideration payable for such Service.

ST Financial Support means the projected annual average outstanding amount of
(a) standby credit facilities provided by STPL to the Company and (b) guarantee facilities provided by STPL to third parties to secure loans granted by such third parties to the Company.

For the avoidance of doubt, the headcount cost allocated in the Appendix above shall be applicable for the first year from the date hereof and shall be adjusted every year thereafter based on mutual agreement.




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